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                                                      Total Number of Pages: 4
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  March 12, 1999
                                                  ------------------
                          Monterey Pasta Company
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              (Exact name of registrant as specified in charter)



     Delaware                       0-22534-LA                 77-0227341
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(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)             File Number)        Identification No.)


    1528 Moffett Street, Salinas, California                        93905
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code  (831) 753-6262
                                                    --------------

                                Not applicable.
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 12, 1999, and effective on that date, Monterey Pasta Company, a Delaware corporation (the "Company"), completed an acquisition (the "Acquisition") of the operating assets of Frescala Foods, Inc., a privately-held Oregon corporation ("Frescala Foods"), pursuant to an Agreement for Purchase and Sale of Assets, dated March 12, 1999, by and among the Company, Frescala Foods, and the shareholders of Frescala Foods (the "Agreement").

        Under the terms of the Acquisition, the shareholders of Frescala Foods received One Million Three Hundred Forty Five Thousand Dollars ($1,345,000) and 300,000 options to purchase shares of the Company's Common Stock in exchange for the operating assets and inventory of Frescala Foods. The shareholders of Frescala Foods may receive additional cash consideration pursuant to earn-out provisions in the Agreement if the Company achieves enumerated sales milestones contained therein relating to existing and certain potential Frescala Foods customers. The Acquisition was financed through a combination of internal cash flow, the Company's operating line of credit with Imperial Bank and a $750,000 term loan with Imperial Bank that bears interest at
 .25% above the prime rate per annum (8.0% at March 12, 1999) and expires on March 5, 2001.

        The amount of the Acquisition consideration was determined through arms-length negotiation. There were no material relationships between the Frescala Foods shareholders and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer prior to the Acquisition. The Company is obligated to prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the shares of the Company's Common Stock subject to the options issued in the Acquisition.

        The operating assets purchased by the Company include plant equipment used by Frescala Foods to produce and distribute refrigerated pasta, sauces and cheese. The Company intends to integrate such operating assets into its business operations and to continue to use such assets to produce and distribute refrigerated pasta, sauces and cheese.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial statements of business acquired.

        Not applicable.

(b)     Pro forma financial information.

        Not applicable.


(c)     The following exhibits are attached and filed herewith:

         Exhibit No.                      Description
         ------------    ------------------------------------------------

             2.1 Agreement for Purchase and Sale of Assets dated as of March 12, 1999, by and among Monterey Pasta Company, a Delaware corporation, Frescala Foods, Inc., an Oregon corporation, and the shareholders of Frescala Foods, Inc.

                         The above agreement contains a list
                         identifying all exhibits and schedules thereto not filed as a part of Exhibit 2.1. The Company agrees to furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.


























                                SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MONTEREY PASTA COMPANY

                                      By: /s/ Stephen L. Brinkman
                                          ------------------------------
                                          Stephen L. Brinkman
                                          Chief Financial Officer

March 17, 1999

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                                   EXHIBIT INDEX

         Exhibit No.                      Description
         ------------    ------------------------------------------------

             2.1 Agreement for Purchase and Sale of Assets dated as of March 12, 1999, by and among Monterey Pasta Company, a Delaware corporation, Frescala Foods, Inc., an Oregon corporation, and the shareholders of Frescala Foods, Inc.

                         The above agreement contains a list
                         identifying all exhibits and schedules thereto not filed as a part of Exhibit 2.1. The Company agrees to furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.